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                          COMSTOCK PARTNERS FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


          Comstock Partners Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The Charter of the Corporation presently authorizes
500,000,000 shares of capital stock, par value $.001 per share. The number of shares of capital stock that the Corporation has authority to issue is hereby increased to 1,000,000,000 shares of capital stock, par value $.001 per share and the additional shares are hereby classified as follows:


                       Class                             Number of Shares
                       -----                             ----------------

 Comstock Partners Capital Value Fund Class A
 Common Stock                                                125,000,000
 Comstock Partners Capital Value Fund Class B
 Common Stock                                                125,000,000
 Comstock Partners Capital Value Fund Class C
 Common Stock                                                125,000,000
 Comstock Partners Capital Value Fund Class R
 Common Stock                                                125,000,000


          SECOND:   The shares of Class A, Class B, Class C and Class R Common
Stock of the Comstock Partners Capital Value Fund (the "Fund") classified hereby shall be subject to all of the provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

          (1) All consideration received by the Corporation for the issuance or sale of shares of the Fund's Class A, Class B, Class C and Class R Common Stock, and of any



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     other class of stock hereafter created with respect to the Fund, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Fund for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" the Fund. The classes of stock comprising the Fund shall have no interest in assets belonging to any other fund of the Corporation as determined by the Board of Directors in accordance with law.

          (2) Dividends or distributions on shares of the classes of stock comprising the Fund, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to the Fund.

          (3) In the event of the liquidation or dissolution of the Corporation, stockholders of the classes of stock comprising the Fund shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to the Fund and their proportionate interest in any general assets of the Corporation not belonging to any fund thereof as determined by the Board of Directors in accordance with law. The assets so distributable to the stockholders of the Fund shall be distributed among such stockholders in proportion to the relative net asset values of the classes of stock comprising the Fund and the number of shares of the particular class of the Fund held by them and recorded on the books of the Corporation or in such other



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     manner as may be determined by the Board of Directors in accordance with law.

          (4) The assets belonging to the Fund shall be charged with the liabilities of the Corporation in respect of the Fund and with the Fund's share of the general liabilities of the Corporation, in the latter case in the proportion that the respective net asset values of the classes of stock comprising the Fund bear to the net asset values of the classes of stock of all funds of the Corporation in such manner as may be determined by the Board of Directors in accordance with law. The determination of the Board of Directors shall be conclusive as to the allocation of assets and liabilities, including accrued expenses and reserves, to a given fund and the classes therein.

          (5) The Class A, Class B, Class C and Class R Common Stock shares of the Fund classified hereby will be invested in a common investment portfolio and, if hereafter authorized by the Board of Directors, with one or more other classes of stock in the same common investment portfolio, and, as so invested, shall be subject to the following additional preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

               (a) The liabilities and expenses of the classes of stock comprising the Fund shall be determined separately from those of each other, and, accordingly, the net asset values, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation or termination of the Fund to holders of shares of the Fund may vary within the classes of stock comprising the Fund. Except for these differences and certain other differences set forth below in this Article SECOND of these Articles Supplementary or elsewhere in the Charter of the Corporation, the classes of stock comprising the Fund shall have the same preferences, conversion and other



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     rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

               (b) The dividends and distributions of investment income and capital gains with respect to the classes of stock comprising the Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes of stock comprising the Fund to reflect differing allocations of the expenses and liabilities of the Corporation and the Fund among the classes of stock and any resultant differences among the net asset values per share of the classes of stock comprising the Fund, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the Corporation and the Fund among the classes of stock comprising the Fund shall be determined by the Board of Directors in accordance with law.

               (c) The proceeds of the redemption of the shares of any class of stock comprising the Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or other charge (which charges may vary within and among the classes of stock comprising the Fund) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

               (d) At such times (which may vary between and among the holders of particular classes of stock comprising the Fund) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the 1940 Act, applicable rules and regulations thereunder,



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     and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

          (6) On each matter submitted to a vote of the stockholders of the Corporation or the Fund, each holder of a share of Class A, Class B, Class C or Class R Common Stock of the Fund, and of any other class of stock hereafter created with respect to the Fund, shall be entitled to one vote for each such share standing in the stockholder's name on the books of the Corporation irrespective of class thereof. All holders of such shares shall vote as a single class with the holders of the other shares of the Corporation; provided, however, that if voting by class or fund is required by the 1940 Act or Maryland law as to any such matter, those requirements shall apply, and provided further, however, that, except as otherwise required by law, only the holders of shares of the class or classes or fund affected shall be entitled to vote and such holders shall the exclusive right to vote thereon. Without limiting the foregoing, and subject to the requirements of law, (i) holders of shares of Class A, Class B, Class C or Class R Common Stock of the Fund, and of any other class hereafter created with respect to the Fund, shall have exclusive voting rights with respect to matters that only affect the Fund and no voting rights with respect to any matter that does not affect the Fund and (ii) the holders of each of the classes of stock comprising the Fund shall have exclusive voting rights with respect to matters that only affect such class



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     and no voting rights with respect to any matter that does not affect such class.

          THIRD:    Immediately prior to these Articles Supplementary becoming effective, the Corporation had authority to issue 500,000,000 shares of Common Stock, $.001 par value per share, with an aggregate par value of $500,000 classified as follows:

                          Class                                   Number
                          -----                                   ------

 Comstock Partners Strategy Fund Class A Common Stock         150,000,000
 Comstock Partners Strategy Fund Class C Common Stock         200,000,000
 Comstock Partners Strategy Fund Class O Common Stock         150,000,000


Immediately upon these Articles Supplementary becoming effective, the Corporation has authority to issue 1,000,000,000 shares of capital stock, $.001 par value per share, with an aggregate par value of $1,000,000 classified as follows:


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                         Class                                   Number
                         -----                                   ------

 Comstock Partners Strategy Fund Class A Common Stock         150,000,000
 Comstock Partners Strategy Fund Class C Common Stock         200,000,000
 Comstock Partners Strategy Fund Class O Common Stock         150,000,000
 Comstock Partners Capital Value Fund Class A Common          125,000,000
 Stock
 Comstock Partners Capital Value Fund Class B Common          125,000,000
 Stock
 Comstock Partners Capital Value Fund Class C Common          125,000,000
 Stock
 Comstock Partners Capital Value Fund Class R Common          125,000,000
 Stock


          FOURTH:   The number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors pursuant to
Section 2-105(c) of the Maryland General Corporation Law. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended. The additional shares have been duly classified as aforesaid by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, Comstock Partners Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.


                                             COMSTOCK PARTNERS FUNDS, INC.

ATTEST:

________________________                     By:___________________________
Name:                                        Name:
Title:                                       Title: